Exhibit 10.2

AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT

This AMENDMENT NUMBER TWO TO BUSINESS FINANCING AGREEMENT (this “Amendment”), dated as of August 2, 2019, is entered into by and between  Western Alliance Bank, an Arizona corporation Lender”), one the one hand, and, ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (“Parent”), the Subsidiaries of Parent listed on Schedule 1 attached to the Agreement defined below, and such other direct or indirect Subsidiaries of Parent that may hereafter become parties hereto (collectively with Parent, “Borrowers” and each a “Borrower”), on the other hand, with reference to the following facts:

A.Borrowers and Lender previously entered into that certain Business Financing Agreement, dated as of October 26, 2018, as amended by that certain Amendment Number One to Business Financing Agreement, dated as of June 3, 2019 (as so amended, the “Agreement”).

B.Borrowers and Lender desire to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.Defined Terms.  All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

2.Amendment to Section 4.8(g).  Section 4.8(g) of the Agreement is hereby amended in its entirety as follows:

(g)

Within 30 days of the end of each month, a Compliance Certificate of Borrowers, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to calculate the financial covenants at the end of the period covered by the financial statements then being furnished, (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Event of Default under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action Borrowers are taking and proposes to take with respect thereto, and (iii) a certification as to whether a default exists under any of Borrowers’ premises leases and, if any default exists, the location of the leased premises and a description of the default(s).

3.Amendments to Section 12.1.

(a)Clause (i) of the definition of Eligible Inventory set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

(i)

the Inventory is located at one of Borrowers’ locations within the United States, and for each such location, a rent reserve under the Borrowing Base and the Credit Limit has been established in an amount equal to 3 months future rent due to the landlord for such location;

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(b)The following defined term set forth in Section 12.1 of the Agreement is hereby amended in its entirety as follows:

“Inventory Sublimit” means $3,000,000; provided that in the event that Borrower shall be in default under any premises lease where any Eligible Inventory is maintained, then the Inventory Sublimit shall reduce monthly each time by an amount equal to $1,000,000, commencing on the date of Lender’s notice to Borrowers of such reduction and continuing on the same day of each month thereafter until the Inventory Sublimit is reduced to $0.

4.Replacement Exhibit A.  Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached to this Amendment.

5.Conditions Precedent to Effectiveness of Amendment.  The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

(a)Lender shall have received this Amendment, duly executed by Borrowers;

(b)No Event of Default or Default shall have occurred and be continuing; and

(c)All of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

6.Representations and Warranties.  In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

(a)No Event of Default or Default is continuing;

(b)All of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

(c)This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

7.Counterparts; Electronic Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment electronically (including by e-mail delivery of a “.pdf” format data file) shall be equally as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment electronically also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.Integration.  The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

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9.No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Amendment.

10.Release.

(a)Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  Each Borrower hereto certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(b)Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

11.Reaffirmation of the Agreement.  The Agreement as amended hereby and the Loan Documents remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

BORROWERS:	ORION ENERGY SYSTEMS, INC., a Wisconsin corporation

	By:	/s/ William T. Hull
	Name:	William T. Hull
	Title:	Chief Financial Officer

CLEAN ENERGY SOLUTIONS, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

GREAT LAKES ENERGY TECHNOLOGIES, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

ORION SHARED SERVICES, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

ORION AVIATION, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

ORION TECHNOLOGY VENTURES, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

Amendment Number Two to Business Financing Agreement

ORION ASSET MANAGEMENT, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

ORION OPERATIONS, LLC, a Wisconsin limited liability company

By:	/s/ William T. Hull
Name:	William T. Hull
Title:	Chief Financial Officer

LENDER:	WESTERN ALLIANCE BANK, an Arizona corporation

	By:	/s/ Lisa Chang
	Name:	Lisa Chang
	Title:	Vice President

Amendment Number Two to Business Financing Agreement

Exhibit A
to
Amendment Number Two to Business Financing Agreement

Replacement Form of Compliance Certificate

COMPLIANCE CERTIFICATE

TO:	WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”)
FROM:	ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (the “Borrower”)

The undersigned authorized officer of Borrower hereby certifies in his capacity as an officer of Borrower and not in his individual capacity that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in compliance in all material respects for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects (except to the extent such representation is qualified by "materiality", "material adverse change" or words of similar import, in which case they shall be true and correct in all respects) as of the date hereof, except to the extent such representation or warranty relates to a specific earlier date in which case such representation and warranties shall be true and correct in all material respects (except to the extent such representation is qualified by "materiality", "material adverse change" or words of similar import, in which case they shall be true and correct in all respects) as of such stated earlier date.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) (except in the case of interim financial statements, the absence of footnote disclosures and year-end audit adjustments) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Company-prepared consolidated monthly financial statements	Within 30 days after the end of each month	Yes	No

Compliance Certificate	Within 30 days after the end of each month	Yes	No

Borrowing Base Certificate, A/R & A/P agings, inventory schedule, deferred revenue schedule, sales journal, credit memo report, and accrued rebates schedule	Within 10 days after the end of each calendar month and with each Advance Request	Yes	No

CPA-audited consolidated annual financial statements	Within 5 days after SEC filing	Yes	No

Annual financial projections acceptable to Lender, presented in a month-by-month format	Within 45 days after the beginning of each fiscal year	Yes	No

CPA-prepared business tax returns	Within 15 days after filing	Yes	No

10K, 10Q and 8K reports (where applicable)	Concurrent with SEC filing	Yes	No

Management Letters to or from Borrower’s auditors	Promptly upon sending or receipt	Yes	No

Amendment Number Two to Business Financing Agreement

Financial Covenant	Required	Actual	Complies
RML	9 months	___ months	Yes	No

Deposits
Deposits held at Bridge Bank: $________________________
Deposits held outside of Bridge Bank: $_________________

Other tracking:
Quick Ratio (for Applicable Margin)	N/A	_____:1.00	N/A
Cash Flow		$________ on a trailing 3-month basis $________ on a single-month basis	N/A

Borrower hereby certifies to Lender that (check one):

_______ there is no

_______ there is a

default under one or more of Borrower’s premises leases.  Please indicate below the leased location and nature of any default(s) under the lease for that location:

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
William T. Hull	AUTHORIZED SIGNER

Chief Financial Officer	Date:
TITLE
	Compliance Status		Yes	No

DATE

Amendment Number Two to Business Financing Agreement